UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 12, 2012
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)

001-34960 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Signature

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of General Motors Company (“GM”) was held on June 12, 2012. The final votes on the matters submitted to the stockholders were as follows:

Item No. 1-Nomination and Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Daniel F. Akerson	1,287,298,047	16,536,538	5,156,968	89,787,564
David Bonderman	1,251,490,281	52,159,724	5,341,548	89,787,564
Erroll B. Davis, Jr.	1,292,861,236	11,183,869	4,946,448	89,787,564
Stephen J. Girsky	1,299,758,709	4,299,437	4,933,407	89,787,564
E. Neville Isdell	1,301,052,593	2,992,761	4,946,199	89,787,564
Robert D. Krebs	1,301,095,791	2,944,588	4,951,174	89,787,564
Philip A. Laskawy	1,222,329,495	81,708,172	4,953,886	89,787,564
Kathryn V. Marinello	1,300,998,859	3,048,686	4,944,008	89,787,564
James J. Mulva	1,294,082,141	9,952,392	4,957,020	89,787,564
Patricia F. Russo	1,299,902,754	3,461,006	5,627,793	89,787,564
Thomas M. Schoewe	1,301,103,945	2,944,648	4,942,960	89,787,564
Carol M. Stephenson	1,295,902,644	7,434,488	5,654,421	89,787,564
Theodore M. Solso	1,301,107,245	2,930,469	4,953,839	89,787,564
Cynthia A. Telles	1,292,774,177	11,284,335	4,933,041	89,787,564
John Chevedden	102	1,308,991,453	—	89,787,462
John Lauve	102	1,308,991,453	—	89,787,462

Item No. 2-Ratification of the Selection of Deloitte & Touche LLP as GM's Independent Registered Public Accounting Firm for the Year 2012

For	Against	Abstain	Broker Non-Votes
1,374,316,943	13,155,601	11,306,471	—

Item No. 3-Advisory Vote to Approve Compensation Paid to GM's Named Executive Officers

For	Against	Abstain	Broker Non-Votes
1,274,501,920	15,810,822	18,678,811	89,787,564

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ Nick S. Cyprus
Date: June 15, 2012	By:	Nick S. Cyprus Vice President, Controller and Chief Accounting Officer